Exhibit 99.1

PayOnline Group

Abbreviated Statements of Assets Acquired and Liabilities Assumed

March 31, 2015 and December 31, 2014

	March 31, 2015	December 31, 2014

Current assets
Cash and cash equivalents	$215,602	$26,762
Short-term deposits in banks	153,940	159,976
Trade receivables	151,476	323,641
Other current assets	36,574	45,918
Total current assets	557,592	556,297
Non-current assets
Intangible assets, net	296,116	235,434
Property, plant and equipment, net	69,100	37,984
Total non-current assets	365,216	273,418
Total assets acquired	$922,808	$829,715
Current liabilities
Customer deposits	$45,878	$47,224
Loans	89,646	98,718
Other current liabilities	87,794	64,943
Total current liabilities	223,318	210,885
Non-current liabilities
Deferred tax liabilities	58,439	71,189
Total liabilities assumed	281,757	282,074
Net assets acquired	$641,051	$547,641

See notes to the abbreviated financial statements.

PayOnline Group

Abbreviated Statements of Revenues and Direct Expenses

For Three Months Ended March 31, 2015 and March 31, 2014

Statement of Revenues and Direct Expenses	March 31,2015	March 31, 2014

Net Revenues	$1,202,878	$1,390,235
Direct expenses:
Cost of revenues	802,092	947,362
Employee salaries and related benefits	139,276	249,875
Technology consulting and maintenance	19,817	22,431
Professional fees and other consulting expenses	42,300	17,171
Marketing expenses	44,048	9,411
Lease expenses	34,019	68,050
Communications	6,191	8,996
Depreciation expenses	3,908	5,416
Amortization expenses	14,729	12,522
Other direct expenses	22,024	58,305
Total direct expenses	1,128,404	1,399,539
Net Revenues less Direct Expenses	$74,474	($9,304)

See notes to the abbreviated financial statements.

PayOnline Group

Notes to the Abbreviated Financial Statements

Note 1 – Background and Basis of Presentation

PayOnline Group provides card payment processing services to merchants in the Russian Federation, Europe and Asia. PayOnline Group’s proprietary integrated platform of payment processing solutions enables merchants to process, Credit, Debit, Card2Card transfer and Payment Split transactions. PayOnline Group also is a Validated Level 1 PCI Data Security Service Provider. The business of PayOnline Group is comprised of (i) PayOnline System LLC (Russia), (ii) Innovative Payment Technologies LLC (Russia) (“IPT LLC”), (iii) Brosword Holding Limited (Cyprus), and (iv) Polimore Capital Limited (Cyprus) (collectively, “PayOnline,” “PayOnline Group” or “the Company”).

In March 2015, the Board of Directors of Social Discovery Ventures (“SDV”) approved the sale of its PayOnline merchant payment processing portfolio investments to a subsidiary of Net Element, Inc. The proposed transaction was finalized in May 2015.

The PayOnline carve-out financial information presents the historical carve-out financial position and results of operations of PayOnline. The PayOnline financial information has been derived from the accounting records of SDV on a carve-out basis and the results do not necessarily reflect what the results of operations and financial position would have been had PayOnline been operating as a separate entity or its future results in respect of Net Element, Inc. as it will exist upon completion of the transaction.

SDV’s investment in PayOnline, presented as “Net Assets” in the PayOnline carve-out abbreviated financial information, includes the accumulated net earnings and accumulated net distributions to SDV. PayOnline’s results are comprised of the historical operations of the integrated operations of PayOnline, as well as a portion of the market optimization and corporate functions of SDV.

PayOnline historically has been operated as a component within a large compendium of jointly operated and integrated complimentary investments and has utilized the former owner’s centralized corporate/taxation accounting system, as well as its legal services and certain IT related services, costs which were shared among all of the former owner’s jointly operated investments and businesses.

The majority of the assets and liabilities of PayOnline have been identified based on the existing divisional structure. The operating results of PayOnline have been specifically identified based on SDV’s existing divisional organization. However, certain other expenses presented in the Statement of Revenues and Direct Expenses represent allocations and estimates of the cost of corporate and administrative services incurred by SDV.

Salaries and related benefits have been allocated to PayOnline based on management’s best estimate of how services historically were provided by existing employees.

Estimates for administration costs, namely rent, accounting and legal services and IT support, have been allocated based on methodologies that management believes to be reasonable.

PayOnline Group

Notes to the Abbreviated Financial Statements

Note 1 – Background and Basis of Presentation, continued

Income taxes have been recorded as if PayOnline had been a separate tax paying legal entity, filing separate tax returns in its local jurisdictions. The calculation of income taxes is based on a number of assumptions, allocations and estimates, including those used to prepare the PayOnline Carve-out financial information.

Note 2 – Summary of Significant Accounting Policies

Principles of Presentation

The carve-out financial information includes the combined accounts of PayOnline System LLC, Polimore Capital Limited, Brosword Holding Limited and Innovative Payment Technologies, LLC (collectively, the “Company”), and are presented in accordance with generally accepted accounting principles in the United States. All significant intercompany account balances and transactions have been eliminated in combination.

Foreign Currency

The Russian Ruble (“RUB”) is the functional currency of PayOnline System LLC and IPT LLC. The U.S. dollar is the functional currency of Polimore Capital Ltd and Brosword Holding Ltd. The presentation currency of the Company is U.S. dollars.

All asset and liability amounts of PayOnline System LLC and IPT LLC have been translated into U.S. dollars at end-of-period exchange rates. Income and expenses have been translated at average exchange rates in effect during the years presented. Differences from translation of foreign currency financial statements into presentation currency have been included in Net assets acquired.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three (3) months or less to be cash equivalents.

Accounts Receivable

The Company continually monitors the rate of credit card collections on a merchant by merchant basis. The Company maintains reserves for potential credit losses which, when realized, have been within the range of management's allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts based on historical credit card collection experience and any specific merchant collection issues that the Company has identified. At March 31, 2015 and at December 31, 2014, the Company determined that no allowance for doubtful accounts was necessary.

Property and Equipment

Property and equipment is primarily comprised of computer equipment, servers and furniture and are stated at cost. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets, generally five (5) years.

PayOnline Group

Notes to the Abbreviated Financial Statements

Note 2 – Summary of Significant Accounting Policies

Intangible Assets

Intangible assets consist principally of the cost of internally and externally developed payment processing technologies which are amortized using the straight-line method over their respective useful lives, generally five (5) years.

Intangible assets which were sponsored and funded by government grants are presented net of the amount of the corresponding grant. The grant is amortized concurrently over the life of the corresponding intangible asset as a reduction to amortization expense.

Revenue Recognition

Revenue is generated from fees charged to merchants for web-based payment processing services. The Company charges these merchants a percentage rate based upon the merchant's monthly charge volume and risk profile. In addition the Company receives fees for providing administrative support to merchants. Revenue is recognized when the services are rendered.

In accordance with the agreements of the Company and the banks, the Company bears main risks in relation of the full amount of payment, including credit risk for insolvent merchants. Thus the Company’s revenue includes the Company’s commissions and fees received from merchants and banks, and bank commission retained by banks from merchants.

Income Taxes

Income taxes have been calculated in accordance with local legislation of the country where the corresponding company operates. Deferred income tax is provided using the balance sheet liability method for tax loss carry forwards and temporary differences arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets for deductible temporary differences and tax loss carry forwards are recorded only to the extent that it is probable that future taxable profit will be available against which the deductions can be utilized.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. .At March 31, 2015 and at December 31, 2014, the Company has no liabilities for uncertain tax positions. The Company's policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, and changes in tax law and new authoritative rulings.

Generally, the Company is not subject to examinations by income tax authorities prior to 2012.

Date of Management’s Review

Management has considered all events that have occurred subsequent to March 31, 2015and through July 29, 2015, the date these abbreviated financial statements were available to be issued.

PayOnline Group

Notes to the Abbreviated Financial Statements

Note 3 – Intangible Assets

Intangible assets consisted of the following at March 31, 2015 and December 31, 2014:

	March 31, 2015			December 31, 2014
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Software	$404,020	$(102,135)	$301,885	$334,939	$(88,460)	$246,479
Other	27,081	(1,712)	25,369	25,546	(1,291)	24,255
Grant	(56,614)	25,476	(31,138)	(58,834)	23,534	(35,300)
Total	$374,487	$(78,371)	$296,116	$301,651	$(66,217)	$235,434

The following table shows future amortization expenses for intangible assets at March 31, 2015:

	9 months 2015	2016	2017	2018	2019 and later
Amortization expense	$51,004	$64,225	$64,156	$43,851	$72,880

The Company received four (4) grants from the Russian government. All grants are fixed-priced and aimed at development of software for payments processing. The Company owns all rights for software developed, while under government request may be required to provide a non-exclusive license for use of the software. At March 31, 2015, the Company remains obligated to provide certain reports to the granting agency.

Note 4 – Loans Payable

During 2014, Polimore Capital Limited issued unsecured loans payable to a third party. The loans aggregate to approximately $60,000, and accrue PIK interest at six percent (6.0%) per annum. The amount of interest charged is payable together with the loan at maturity in 2019. The loans include certain restrictive covenants. At March 31, 2015, Polimore was out of compliance, and therefore the loans have been classified within current liabilities.

Other loans at March 31, 2015 and at December 31, 2014, represent unsecured short-term borrowings received from individuals with interest rates of up to six percent (6.0%) per annum.

Note 5 – Commitments and Contingencies

Legal Matters

From time to time, the Company may become party to asserted claims, litigation and/or administrative proceedings arising from its operations in the ordinary course of business. The Company is not a party to any litigation or administrative proceedings that management believes would have a material adverse effect on the Company’s business, results of operations, financial condition or cash flows.

PayOnline Group

Notes to the Abbreviated Financial Statements

Note 5 – Commitments and Contingencies, continued

Tax legislation

Russian tax, currency and customs legislation is subject to varying interpretation, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the Company may be challenged by the regional and federal authorities. The tax authorities may be taking a more assertive position in their interpretation of legislation and their assessments, and it is possible that transactions and activities that have not been challenged in the past may be challenged. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect to taxes for three calendar years preceding the year of review. Under certain circumstances, reviews may cover longer periods.

PayOnline System LLC uses a simplified tax regime and pays 15% tax from income calculated by cash method according to tax rules instead of ordinary income tax, VAT and some other. PayOnline System LLC will be required to switch to the ordinary tax system from the simplified tax regime after the acquisition because in accordance with the Russian legislation the simplified tax regime is not allowed for entities owned by corporations.

Note 6 – Concentration of Risk

Cash Concentrations

The Company holds cash and places deposits mainly in VTB Bank and SDM bank. At March 31, 2015, cash and cash equivalents in the amount of $186,133 or 86%,and $12,885 or 48% at December 31, 2014, and 100% of deposits, were held in these banks. In December 2014, an “A-“rating was assigned to SDM bank by Fitch rating agency and “Aaa.ru” rating was assigned to VTB Bank by VTB Moody’s rating agency.

Supplier’s Concentrations

During the three months ended March 31, 2014, there was one (1) supplier who provided $138,224 of software development. There was no software development provided from this supplier during the three months ended March 31, 2015.

Third Party Processors

The Company processes $1,084,440 or 90% of its revenues for three months ended March 31, 2015 ($1,308,339 or 94% of its revenues for three months ended March 31, 2014) via VTB bank (formerly TranskreditBank).

Note 7 – Related Party Transactions

Payonline System LLC received two interest-free loans from a related party, which were repaid during 2014.Innovative Payment Technologies LLC received three interest-free loans from a related party in 2014. The aggregate amount payable at March 31, 2015and December 31, 2014 was $27,367 and $37,328, respectively.

PayOnline Group

Notes to the Abbreviated Financial Statements

Note 7 – Related Party Transactions, continued

The following expenses represent allocations and estimates of the cost of services incurred by SDV. These allocations and estimates were based on methodologies that management believes to be reasonable.

Shared expense ($)	Three months ended March 31, 2015	Three months ended March 31, 2014
Rent Expense	$33,247	$68,051
Professional Fees: Accounting Services	4,824	8,586
Professional Fees: Legal	4,824	8,586
Inside Consulting: Technology	4,824	8,586
Total	$47,719	$93,809

Note 8 – Cash Flow Information (unaudited)

The following table presents cash flows detailed by major activities:

	Three months ended March 31, 2015	Three months ended March 31, 2014
Cash flows from operating activities	$241,402	$301,767
Cash flows from investing activities	(52,274)	(151,655)
Cash flows from financing activities	(9,073)	(52,437)
Impact of foreign exchange on cash	8,785	9,355
Net change in cash	188,839	107,030
Cash and cash equivalents – beginning of period	26,762	86,549
Cash and cash equivalents – end of period	$215,602	$193,579

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